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                               Power of Attorney


     LET IT BE KNOWN that I, Barbara S. Kowalczyk, hereby revoke all Powers of Attorney authorizing any person to act as attorney-in-fact relative to Lincoln National Aggressive Growth Fund, Inc. which were previously executed by me and appoint Jeremy Sachs, John L. Steinkamp and C. Suzanne Womack, jointly and severally, my attorneys-in-fact, with power of substitution, for me in any and all capacities, to sign any and all amendments to the Registration Statement for Lincoln National Aggressive Growth Fund, Inc. and to file such amendments, with exhibits and other documents, with the Securities and Exchange Commission, hereby ratifying all that each attorney-in-fact may do or cause to be done by virtue of this power.


                                         /s/ Barbara S. Kowalczyk
                                        --------------------------------------
                                         Barbara S. Kowalczyk


STATE OF INDIANA )
                 ) SS:
COUNTY OF ALLEN  )

          Subscribed and sworn to before me
          this  20th  day of  December , 1993.
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                               /s/ Mary L. Lung
                              -----------------------------
                               Notary Public

          Commission Expires:   12-20-97
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